SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 3, 2008
Date of earliest event reported: February 27, 2008
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)     Adoption of Cash Bonus Plan
     On February 27, 2008, Energy Transfer Partners, L.P. (the “Partnership”) adopted the Energy Transfer Partners, L.P. Midstream Bonus Plan (the “Plan”). The Plan provides for annual cash awards to eligible employees based on achievement of certain pre-established performance goals during a specified performance period (which under the Plan is generally a one-year period commencing on January 1 and concluding December 31). Eligible employees generally include the salaried employees of the Partnership’s midstream business segment. Certain of the Partnership’s named executive officers, as that term is defined in Item 402(a)(3) of Regulation S-K, are eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Partnership’s general partner.
     For each performance period, the Partnership will determine the annual target bonus for each eligible employee. An eligible employee’s annual target bonus may range from 0% to 100% of base salary and is dependent on a number of factors, including employee title, job responsibilities and reporting level. The bonus pool from which annual bonuses are paid to eligible employees will equal the summation of the annual target bonuses of all eligible employees, multiplied by a payout factor. The payout factor is determined by the comparison of the budgeted target financial measure for the business segment to the amount of such performance measure actually achieved by the business segment for a given performance period. The management of the Partnership’s midstream business segment will determine the amount of the annual bonus for each eligible employee from the bonus pool based on employee performance, length of employment and other factors as determined by midstream management in its sole discretion, provided that the aggregate amount of annual bonus payments for the midstream segment relating to a performance period shall not exceed, in total, the bonus pool for such performance period.
     In addition to annual bonuses, pursuant to the Plan the Partnership’s Chief Executive Officer will have the discretion to make other bonus payments to one or more eligible employees of up to $1.0 million in the aggregate in any calendar year.
     The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. Exhibit 10.1 below is being filed herewith.

10.1	Energy Transfer Partners, L.P. Midstream Bonus Plan.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:	Energy Transfer Partners GP, L.P., General Partner

By:	Energy Transfer Partners, L.L.C., General Partner

Date: March 3, 2008	/s/ Brian J. Jennings
Brian J. Jennings
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

Exhibit Index

Exhibits
10.1	Energy Transfer Partners, L.P. Midstream Bonus Plan.